OICco Acquisition I, Inc. 8-K
Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Champion Pain Care Corp.
New York, NY
(A Development Stage Company)

We have audited the accompanying balance sheet of Champion Pain Care Corp. (a development stage company) (the “Company”) as of June 30,  2013 and the related statements of expenses, changes in stockholders’ deficit and cash flows for the period from January 31, 2013 (inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2013, and the results of its operations and its cash flows for the period from inception through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered a net loss from operations and has a working capital deficit. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas
October 23, 2013

CHAMPION PAIN CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
Balance Sheet
June 30, 2013

ASSETS
Current assets
Cash	$100
Total current assets	100

Total assets	$100

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$4,825
Related party payables - Note 3	202,795
Total current liabilities	207,620

Stockholders' deficit
Common stock, No Par Value, 75,000 shares authorized;	—
None issued and outstanding
Additional paid in capital	100
Deficit accumulated during the development stage	(207,620)
Total stockholders' deficit	(207,520)

Total liabilities and stockholders' deficit	$100

The accompanying notes are an integral part of these financial statements

CHAMPION PAIN CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
Statements of Expenses
For the period from January 31, 2013 (the inception) through June 30, 2013

Operating expenses
Professional fees	4,825
General and administrative - Note 3	202,795
Total operating expenses	207,620

Net loss	$207,620

The accompanying notes are an integral part of these financial statements

CHAMPION PAIN CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
Statement of Cash Flows
For the period from January 31, 2013 (the inception) through June 30, 2013

Cash flows from operating activities
Net loss	$(207,620)

Changes in operating liabilities:
Accounts payable	4,825
Accounts Payable - Related Party	202,795

Net cash used in operating activities	—

Cash flows from financing activities
Capital contribution	100

Net cash provided by financing activities	100

Net change in cash	100
Cash at beginning of period	—
Cash at end of period	$100

Supplemental cash flow information

Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements

CHAMPION PAIN CARE CORP.
(A DEVELOPMENT STAGE COMPANY)
Statement of Changes In Stockholders' Deficit
For the period from January 31, 2013 (the inception) through June 30, 2013

	Additional
	Paid in	Accumulated
	Capital	Deficit	Total

Balance January 31, 2013 (Inception)	$—	$—	$—
Capital contribution	100	—	100
Net loss, period ended June 30, 2013	—	(207,620)	(207,620)

Balance June 30, 2013	$100	$(207,620)	$(207,520)

The accompanying notes are an integral part of these financial statements

CHAMPION PAIN CARE CORP.
Notes to Financial Statements
June 30, 2013

NOTE 1 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Champion Pain Care Corp. (“the Company, CPCC”) was incorporated on January 31, 2013.  The Company has the US license to a proprietary pain management protocol (the “Protocol”), which has been developed by the Company’s principal shareholder, Champion Care Corp. of Toronto, Canada. The Company plans to acquire private clinics that specialize in the treatment and management of chronic pain and to implement The Protocol in the acquired clinics throughout the United States.

Basis of Presentation
The accompanying financial statements of Champion Pain Care Corp. have been prepared by the Company in accordance with accounting principles generally accepted in the United States.

Development-Stage Company
The accompanying financial statements have been prepared in accordance with Financial Accounting Standards Board’s Accounting Standard Codification (FASB ASC) 915-205 “Development-Stage Enterprises". A development-stage enterprise is one in which planned principal operations has not commenced or if its operations has commenced, there has been no significant revenue there from. Development-stage companies report cumulative costs from the enterprise’s inception.

Use of Estimates
The preparation of these financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to recoverability of long-lived assets, and deferred income tax asset valuations. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between estimates and the actual results, future results of operations will be affected.

Financial Instruments
The Company’s financial instruments consist principally of cash, accounts payable, and related party payables. The Company believes that the recorded values of all of other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations

Cash and Cash Equivalents
The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Income Taxes
In accordance with ASC 740 - Income Taxes, the provision for income taxes is computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority.

No liability for unrecognized tax benefits was recorded as of June 30, 2013

Related parties
A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party..

Basic and Diluted Net Loss per Share
The Company computes loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock warrants and options, using treasury stock method, and convertible preferred stock using the if-converted method. There is no potential dilutive security as of June 30, 2013.

Recently Adopted Accounting Pronouncements
The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY PAYABLES

As of June 30, 2013, the Company has payable of $202,795 to Champion Care Corp. of Toronto Canada for unpaid consulting fees and other general and administrative expenses.

NOTE 4 - INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes.

From inception through June 30, 2013, the Company incurred a net loss, and, therefore, had no tax liability. The net deferred asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry forward is approximately $207,620 as of June 30, 2013 and will expire in years 2033.

Deferred tax assets consist of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

As of June 30, 2013, deferred tax assets consisted of the following:

June 30, 2013

Net operating loss carryforwards	$72,667
Valuation allowance	(72,667)
$—

NOTE 5 – SUBSEQUENT EVENTS

In July 2013, the Company issued an unsecured convertible promissory note of 23,000 Canadian dollars to a third party. The promissory note is convertible into 115,000 shares of common stock upon the closing of the Share Exchange Agreement. The note carries interest of 5% per annum.

In August 2013, the Company issued an unsecured convertible promissory note of $25,000 to another third party. The debt is convertible into the common stock at 75% of the closing market price upon the closing of the Share Exchange Agreement. The note carries interest of 5% per annum.

On October 18, 2013, the Company completed the Share Exchange Agreement and Plan of Reorganization (“the Exchange Agreement”) that was entered into with OICco Acquisition I, Inc. (“OICco”). Under the terms of the Exchange Agreement, 31.5 Million of OICco’s Common Shares were issued to the sole shareholder (Champion Care Corp. of Toronto Canada) of the Company in exchange for 10,000 shares of Champion Pain Care Corp. As a result, the Company is now a majority owned subsidiary of OICco and the transaction is expected to be accounted for as a reverse merger. and Champion Care Corp. of Toronto Canada now holds 70% of the issued and outstanding shares of OICco.